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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SUMMIT SECURITIES, INC.
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             (Exact name of registrant as specified in its charter)

         Idaho                                          82-0438135
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(State of incorporation or                   (IRS Employer Identification No.)
     organization)

                 601 West 1st Ave., Spokane, WA 99201-5015
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           (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered

Variable Rate Cumulative
Preferred Stock, Series S-3                   American Stock Exchange, LLC
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-77044                                   (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities registered on this Form 8-A are described under the heading "DESCRIPTION OF SECURITIES" on pages 12-15 of the Prospectus contained in the Form S-2 Registration Statement, Registration No. 333-77044 filed by the Registrant with the Securities and Exchange Commission on January 18, 2002. Such description is incorporated herein by reference in its entirety.

ITEM 2.  EXHIBITS.

N/A

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SUMMIT SECURITIES, INC.


Date: June 19, 2002                     By /s/ PHILIP SANDIFUR
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                                           Philip Sandifur, Vice President